                                                                    EXHIBIT 23.7


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement on Form S-4 (No. 33-91532) and the related Proxy Statement/Prospectus of our report dated January 28, 1994, with respect to the consolidated financial statements of WM Bancorp and subsidiaries as of December 31, 1993 and for the years ended December 31, 1993 and 1992, which report is included in the Annual Report on Form 10-K of Keystone Financial, Inc. for the year ended December 31, 1994.

                                       /s/ KPMG Peat Marwick LLP

                                       KPMG PEAT MARWICK LLP

  Baltimore, Maryland
  June 21, 1995